UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2012, the Company and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the offer and sale by the Company and the purchase by the Initial Purchasers in a private placement of $250,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2020 (the “Notes”) at an issue price of 98.536%. The Company’s obligations under the Notes will be guaranteed by its existing and future domestic restricted subsidiaries, subject to certain exceptions. The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Notes Offering”). As previously announced, the Company intends to use the net proceeds from the Notes Offering to repay all outstanding indebtedness under the Company’s revolving credit facility, to redeem all of its outstanding Series B senior notes, to pay off certain of its outstanding mortgage loan obligations and for general corporate purposes, including without limitation to opportunistically repurchase shares of its outstanding common stock and to pursue potential strategic acquisitions. The Notes Offering is expected to close on or about May 14, 2012.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the U.S. or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

The Purchase Agreement relating to the Notes Offering is filed herewith as Exhibit 10.1.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject-matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1
Purchase Agreement dated May 7, 2012 among the Company, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)

	By:	/s/ Marguerite N. Duffy
Marguerite N. Duffy Senior Vice President, Chief Financial Officer

Date: May 9, 2012